UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2010

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 – 30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On February 16, 2010, American Medical Systems, Inc. (AMS), a wholly owned subsidiary of American Medical Systems Holdings, Inc., and CooperSurgical, Inc., a subsidiary of The Cooper Companies, Inc., entered into an Asset Purchase Agreement, dated February 16, 2010, providing for the sale by AMS of its Her Option® Global Endometrial Ablation product line for $20.5 million. The final sale price is subject to adjustment based on working capital balances at the time of sale. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated into this report by reference. A copy of the press release is also filed as Exhibit 99.1 to this report and is incorporated into this report by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit
No.	Description
2.1	Asset Purchase Agreement, dated February 16, 2010, between American Medical Systems, Inc, and CooperSurgical, Inc. (filed herewith)

99.1	Press Release issued by American Medical Systems Holdings, Inc. dated February 16, 2010 (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: February 22, 2010	By Name:	/s/ Mark A. Heggestad Mark A. Heggestad
	Title:	Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Asset Purchase Agreement, dated February 16, 2010, between American Medical Systems, Inc, and CooperSurgical, Inc.	Filed herewith

99.1	Press Release issued by American Medical Systems Holdings, Inc. dated February 16, 2010	Filed herewith